                     SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   USLIFE Corporation
 .................................................................
       (Name of Registrant as Specified In Its Charter

                   USLIFE Corporation
 .................................................................
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500  per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       .............................................................

    2) Aggregate number of securities to which transaction applies:

       .............................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

    4) Proposed maximum aggregate value of transaction:

       .............................................................

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

       ..............................................................

    2) Form, Schedule or Registration Statement No.:

       ..............................................................

    3) Filing Party:

       ..............................................................

    4) Date Filed:

       ..............................................................

                                               Gordon E. Crosby, Jr.
   USLIFE CORPORATION                          Chairman of the Board
--------------------------------------------------------------------------------
          125 Maiden Lane * New York  NY  10038 4992
          212 709 6010/FAX 212 425 8006


April 9, 1996

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of USLIFE Corporation, to be held on Tuesday, May 21, 1996 at 10:30 A.M., at Pace University, Schimmel Center Auditorium, Spruce Street, New York, New York. Your Board of Directors looks forward to personally greeting those shareholders able to attend.

At the meeting, shareholders will be asked to elect five directors, to amend the Certificate of Incorporation to increase the authorized common stock and to ratify the appointment of the Corporation's independent auditor, KPMG Peat Marwick LLP.

It is important that your shares are represented and voted at the meeting. Whether or not you plan to attend the meeting, please take a moment now to sign, date and mail your proxy in the enclosed postage-paid envelope.

On behalf of your Board of Directors, thank you for your continued support.

Sincerely,

Gordon E. Crosby, Jr.

   USLIFE CORPORATION                 125 Maiden Lane, New York, New York 10038
-------------------------------------------------------------------------------
           NOTICE OF ANNUAL
           MEETING OF
           SHAREHOLDERS
           MAY 21, 1996
-------------------------------------------------------------------------------
Notice is hereby given that the Annual Meeting of Shareholders of USLIFE Corporation ("Corporation") will be held at Pace University, Schimmel Center Auditorium, Spruce Street, New York, New York on Tuesday, May 21, 1996 at 10:30 A.M., local time, for the following purposes:

Item 1. To elect five Class III directors to hold office for a three-year term;

Item 2. To act upon a proposal to amend the Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 120,000,000;

Item 3. To act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditor of the Corporation for the year 1996; and

Item 4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 29, 1996 will be entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed.

It is important for your shares to be represented and voted at the meeting. Whether or not you plan to attend and regardless of the number of shares you own, you will help the Corporation to avoid the expense of additional solicitation by promptly signing, dating and mailing the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                               By order of the Board of Directors,

                               Richard G. Hohn
                               Senior Vice President --
                               Investor Relations, Secretary & Counsel
New York, New York
April 9, 1996

USLIFE CORPORATION                   125 Maiden Lane, New York, New York 10038
------------------------------------------------------------------------------
           PROXY STATEMENT
           ANNUAL MEETING
           OF SHAREHOLDERS
           MAY 21, 1996
------------------------------------------------------------------------------
This proxy statement is furnished in connection with the solicitation by the Board of Directors of USLIFE Corporation of proxies to be voted at the Annual Meeting of Shareholders ("Annual Meeting") to be held on May 21, 1996, and at any and all adjournments thereof, for the purposes set forth in the Notice of Annual Meeting.

The proxy which accompanies this statement, even if executed and returned, may be revoked by the person executing it if it has not yet been exercised. To revoke a proxy, the shareholder must file with the Secretary of the Corporation either a written revocation or a duly executed proxy bearing a later date. Shareholders entitled to vote may attend the meeting, revoke their proxies and vote in person whether or not they have submitted a signed proxy.

The principal executive office of USLIFE Corporation ("Corporation" or "USLIFE") is at 125 Maiden Lane, New York, New York 10038. The proxy statement and form of proxy were first sent to shareholders on or about April 9, 1996.

At the close of business on March 29, 1996, the record date established by the Board of Directors for determining shareholders entitled to notice of and to vote at the Annual Meeting, the Corporation had outstanding 00,000,000 shares of Common Stock, par value $1 per share ("common stock"), as adjusted to reflect the 3-for-2 common stock split approved by the Corporation's Board of Directors on July 25, 1995 for shareholders of record on September 1, 1995 ("stock split"), 0,000 shares of $4.50 Series A Convertible Preferred
Stock, par value $1 per share ("A Preferred Stock") and 0,000 shares of $5.00 Series B Convertible Preferred Stock, par value $1 per share ("B
Preferred Stock"). Only shareholders whose names appear on the books of the Corporation at the close of business on the record date will be entitled to vote at the meeting. Each such shareholder is entitled to one vote for each share of common stock, A Preferred Stock and B Preferred Stock then held, without regard to class. Unless otherwise directed by the shareholder, all properly executed proxies received will be voted FOR the election of directors as stated in Proposal 1, FOR the ratification of the amendment to the Certificate of Incorporation to increase the authorized common stock as recommended in Proposal 2 and FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditor as recommended in Proposal 3.

If a shareholder participates in the Corporation's Dividend Reinvestment Plan ("Dividend Plan") and holds shares in the shareholder's own name in addition to the shares held in custody pursuant to the Dividend Plan, the shareholder's proxy to vote shares registered in the shareholder's own name will serve as instructions on how to vote shares held in custody for the shareholder pursuant to the Dividend Plan. If a shareholder does not send any proxy to vote the shares registered in his or her own name, shares held for the shareholder's account in the Dividend Plan will not be voted. Participants in the Corporation's Monthly Investment Plan and Employee Savings and Investment Plan are entitled to vote shares held for their accounts by the agent or trustee of each such plan.

SECURITY OWNERSHIP OF MANAGEMENT

Directors and officers, as a group, beneficially owned 2,273,683 shares or 0.00% of USLIFE common stock and USLIFE preferred stock on March 29, 1996. This number includes options to purchase 745,615 shares currently exercisable or exercisable within 60 days. This number also includes 295,022 shares of common stock granted under the Corporation's Restricted Stock Plan, which shares have not vested under the terms of the Plan as of March 29, 1996. No director, officer or nominee has the right to acquire beneficial ownership of USLIFE stock except as described in the Summary Compensation Table, the Aggregated Option/SAR Exercises Table and the section below entitled "Directors' Compensation".
The following table sets forth information relating to any class of USLIFE's voting securities beneficially owned by the Chief Executive Officer, each of the four most highly compensated executive officers of the Corporation and all directors and nominees as of March 29, 1996.

                                                               AMOUNT
                                                               AND
                                                               NATURE
                                                               OF
TITLE OF               NAME OF                                 BENEFICIAL   PERCENT
CLASS                  BENEFICIAL OWNER                        OWNERSHIP*   OF CLASS**
--------------------------------------------------------------------------------------
Common Stock           Gordon E. Crosby, Jr.                   763,949(1)   0.00%
                       Chairman of the Board and Chairman of
                       the Executive Committee
                       Greer F. Henderson                      346,369(2)   0.00%
                       Vice Chairman and Chief Executive
                       Officer and Director
                       Christopher S. Ruisi                    123,810(3)
                       President and Chief Operating Officer
                       and Director
                       William A. Simpson                      170,550(4)
                       President--Life Insurance
                       Division and Director

(footnotes on following page)

3

                                                               AMOUNT
                                                               AND
                                                               NATURE
                                                               OF
TITLE OF               NAME OF                                 BENEFICIAL   PERCENT
CLASS                  BENEFICIAL OWNER                        OWNERSHIP*   OF CLASS**
--------------------------------------------------------------------------------------
Common Stock           Richard J. Chouinard                    208,750(5)
                       Chief Investment Officer
                       Kenneth Black, Jr.                       10,191(6)
                       Director
                       William J. Catacosinos                    6,712(7)
                       Director
                       Austin L. D'Alton                        11,876(8)
                       Director
                       Charles A. Davis                          7,902(9)
                       Director
                       William C. Freund                        --
                       Director
                       John R. Galvin                            3,186(10)
                       Director
                       Robert E. Grant                           4,685(11)
                       Director
                       Thomas H. Lenagh                          8,926(12)
                       Director
                       Robert H. Osborne                         3,186(13)
                       Director
                       John W. Riehm                            14,316(14)
                       Director
                       Franklin R. Saul                          9,828(15)
                       Director
                       Robert L. Shafer                          8,915(16)
                       Director
                       William G. Sharwell                      13,388(17)
                       Director
                       Beryl W. Sprinkel                         9,980(18)
                       Director

----------

   * Unless otherwise indicated, each executive officer and director has direct ownership of, and sole voting and investment power with respect to, the shares indicated.

  ** With the exception of Messrs. Crosby and Henderson, no percentages of share ownership are indicated since the number of shares owned by individual executive officers and directors constitutes less than 1% of the class outstanding.

                                        (footnotes continued on following page)

 (1) Mr. Crosby's share holdings include options currently exercisable or exercisable within 60 days under the Corporation's Stock Option Plans to purchase 234,017 shares. Also included are 70,241 shares awarded pursuant to the USLIFE Restricted Stock Plan which have not yet vested pursuant to the terms of the Plan. Also included are 22,785 shares held pursuant to the Corporation's Employee Savings and Investment Plan as of January 22, 1996, 425,955 shares held by the Gordon E. Crosby, Jr. Trust of which Mr. Crosby is a trustee and 5,049 shares held by Mr. Crosby's wife, as to which shares he disclaims beneficial ownership.

 (2) Mr. Henderson's share holdings include options currently exercisable or exercisable within 60 days under the Corporation's Stock Option Plans to purchase 180,750 shares. Also included are 43,125 shares awarded pursuant to the USLIFE Restricted Stock Plan which have not yet vested pursuant to the terms of the Plan. Also included are 24,817 shares held pursuant to the Corporation's Employee Savings and Investment Plan as of January 22, 1996.

 (3) Mr. Ruisi's share holdings include options currently exercisable or exercisable within 60 days under the Corporation's Stock Option Plans to purchase 38,905 shares. Also included are 31,626 shares awarded pursuant to the USLIFE Restricted Stock Plan which have not yet vested pursuant to the terms of the Plan. Also included are 4,837 shares held pursuant to the Corporation's Employee Savings and Investment Plan as of January 22, 1996, and 1,982 shares held by Mr. Ruisi as custodian for his minor children, as to which shares he disclaims beneficial ownership.

 (4) Mr. Simpson's share holdings include options currently exercisable or exercisable within 60 days under the Corporation's Stock Option Plans to purchase 19,729 shares. Also included are 66,789 shares awarded pursuant to the USLIFE Restricted Stock Plan which have not yet vested pursuant to the terms of the Plan. Also included are 2,416 shares held pursuant to the Corporation's Employee Savings and Investment Plan as of January 22, 1996, and 78,650 shares held by the Simpson Family Trust of which Mr. Simpson is a trustee.

 (5) Mr. Chouinard's share holdings include options currently exercisable or exercisable within 60 days under the Corporation's Stock Option Plans to purchase 48,601 shares. Also included are 36,300 shares awarded pursuant to the USLIFE Restricted Stock Plan which have not yet vested pursuant to the terms of the Plan. Also included are 5,318 shares held pursuant to the Corporation's Employee Savings and Investment Plan as of January 22, 1996.

 (6) Dr. Black's share holdings include 2,391 stock units which were credited pursuant to the Non-Employee Directors' Deferred Compensation Plan and which do not confer any voting rights. Also included are options exercisable within 60 days under the Corporation's Non-Employee Directors' Stock Option Plan to purchase 6,000 shares and 1,801 shares held by the Kenneth & Mabel Black Revocable Trust of which Dr. Black is a trustee.

 (7) Dr. Catacosinos' share holdings include 712 stock units which were credited pursuant to the Directors' Deferred Compensation Plan and which do not confer any voting rights. Also

                                        (footnotes continued on following page)

5

         included are options exercisable within 60 days under the Corporation's Non-Employee Directors' Stock Option Plan to purchase 6,000 shares.

 (8) Mr. D'Alton's share holdings include 392 shares held by his wife, as to which shares he disclaims beneficial ownership, and 2,693 stock units which were credited pursuant to the Non-Employee Directors' Deferred Compensation Plan and which do not confer any voting rights. Also included are options exercisable within 60 days under the Corporation's Non-Employee Directors' Stock Option Plan to purchase 6,000 shares.

 (9) Mr. Davis' share holdings include 1,902 stock units which were credited pursuant to the Non-Employee Directors' Deferred Compensation Plan and which do not confer any voting rights. Also included are options exercisable within 60 days under the Corporation's Non-Employee Directors' Stock Option Plan to purchase 6,000 shares.

(10) General Galvin's share holdings include 186 stock units which were credited pursuant to the Non-Employee Directors' Deferred Compensation Plan and which do not confer any voting rights. Also included are options exercisable within 60 days under the Corporation's Non-Employee Directors' Stock Option Plan to purchase 3,000 shares.

(11) Mr. Grant's share holdings include 300 shares held by his wife, as to which shares he disclaims beneficial ownership and 186 stock units which were credited pursuant to the Non-Employee Directors' Deferred Compensation Plan and which do not confer any voting rights. Also included are options exercisable with 60 days under the Corporation's Non-Employee Directors' Stock Option Plan to purchase 3,000 shares.

(12) Mr. Lenagh's share holdings include 565 stock units which were credited pursuant to the Non-Employee Directors' Deferred Compensation Plan and which do not confer any voting rights. Also included are options exercisable within 60 days under the Corporation's Non-Employee Directors' Stock Option Plan to purchase 6,000 shares.

(13) Mr. Osborne's share holdings include 186 stock units which were credited pursuant to the Non-Employee Directors' Deferred Compensation Plan and which do not confer any voting rights. Also included are options exercisable within 60 days under the Corporation's Non-Employee Directors' Stock Option Plan to purchase 3,000 shares.

(14) Mr. Riehm's share holdings include options exercisable within 60 days under the Corporation's Non-Employee Directors' Stock Option Plan to purchase 6,000 shares.

(15) Mr. Saul's share holdings include 2,437 shares held by his wife, as to which shares he disclaims beneficial ownership. Also included are options exercisable within 60 days under the Corporation's Non-Employee Directors' Stock Option Plan to purchase 6,000 shares.

(16) Mr. Shafer's share holdings include 565 stock units which were credited pursuant to the Non-Employee Directors' Deferred Compensation Plan and which do not confer any voting rights. Also included are options exercisable within 60 days under the Corporation's Non-Employee Directors' Stock Option Plan to purchase 6,000 shares.

                                         (footnotes continued on following page)

(17) Dr. Sharwell's share holdings include 5,313 stock units which were credited pursuant to the Non-Employee Directors' Deferred Compensation Plan and which do not confer any voting rights. Also included are options exercisable within 60 days under the Corporation's Non-Employee Directors' Stock Option Plan to purchase 6,000 shares.

(18) Dr. Sprinkel's share holdings include 2,834 stock units which were credited pursuant to the Non-Employee Directors' Deferred Compensation Plan and which do not confer any voting rights. Also included are options exercisable within 60 days under the Corporation's Non-Employee Directors' Stock Option Plan to purchase 6,000 shares and 955 shares held by the Beryl W. Sprinkel Trust of which Dr. Sprinkel is a trustee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

The following table sets forth information relating to persons who, to the best knowledge of USLIFE, are known to be the beneficial owners of more than 5% of any class of USLIFE's voting securities as of March 29, 1996, except that the securities holdings for J.P. Morgan & Co. Incorporated are as of February 2, 1996 and those for FMR Corp. are as of March 12, 1996.

                                                          AMOUNT AND
                                                          NATURE OF
TITLE OF                NAME AND ADDRESS                  BENEFICIAL           PERCENT
CLASS                   OF BENEFICIAL OWNER               OWNERSHIP*           OF CLASS
---------------------------------------------------------------------------------------
Common Stock            J.P. Morgan & Co. Incorporated    4,763,664 shares(1)  %
                        60 Wall Street
                        New York, NY 10260
Common Stock            FMR Corp.                         2,956,901 shares(2)  %
                        82 Devonshire Street
                        Boston, MA 02109-3614
Series A Convertible    Lorelle Shumway Parsons                 518 shares     %
          Preferred     80 Saxton Avenue
        Stock           Sayville, NY 11782-2603

--------
  * Unless otherwise indicated, each beneficial owner, to the best knowledge of the Corporation, has direct ownership of, and sole voting and investment power with respect to, the shares indicated.

(1) J.P. Morgan & Co. Incorporated has sole voting power with respect to 2,830,647 of these shares and shared voting power with respect to 5,175 shares. It exercises sole investment power with respect to 4,723,239 of these shares and shared investment power over 5,175 shares.

(2)     FMR Corp. has sole voting power with respect to 9,829 of these shares.

USLIFE knows of no other person owning beneficially 5% or more of any class of its outstanding voting securities.

7

ITEM 1:     ELECTION OF DIRECTORS

The Corporation's Board of Directors is divided into three classes. At each Annual Meeting, one class is elected for a three-year term. Directors elected by the Board of Directors to fill vacancies between Annual Meetings serve on an unclassified basis until elected into a class by shareholders at a subsequent Annual Meeting. The Corporation's Board of Directors currently has eighteen members.

Directors are elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Votes which are withheld from any nominee, as well as broker non-votes, will not be counted.

Four of the five current Class III directors, three of whom were elected by the shareholders at the 1993 Annual Meeting and Robert H. Osborne who was elected by the shareholders at the 1995 Annual Meeting, have been nominated for re-election to the Board of Directors of the Corporation at the 1996 Annual Meeting of Shareholders to hold office for three years or until their successors are elected and qualified. They are: Greer F. Henderson, Robert H. Osborne, Franklin
R. Saul and Robert L. Shafer. In addition, William C. Freund who was elected a director on March 26, 1996 by the Board of Directors, to hold office until the 1996 Annual Meeting of Shareholders, has been nominated for election by the shareholders for the first time to be a Class III director to hold office for three years or until his successor is elected and qualified. The remaining incumbent Class III director, Thomas H. Lenagh, is ineligible to stand for re-election due to having reached age 75. At its March 26, 1996 meeting, the Board of Directors amended the Corporation's By-Laws to increase the size of the Board of Directors from seventeen to eighteen members, effective March 26, 1996, and to reduce the size of the Board of Directors from eighteen to seventeen members effective at the 1996 Annual Meeting when the term of Mr. Lenagh expires.

Following election of the five nominees, the Board will consist of two classes of six members each and one class of five members in accordance with the By-Law requirement that the classes of the Board of Directors be as nearly equal in number as the then total number of directors constituting the entire Board permits. Votes pursuant to the accompanying proxy will be cast by the persons named therein for the election of the nominees named below and cannot be cast for a greater number of persons than the number of nominees named. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director but, if that should occur, the Board of Directors reserves the right to substitute another nominee.

                                                                   8

NOMINEES FOR DIRECTOR--CLASS III--TERM EXPIRING IN 1999
------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION(S)
DURING THE PAST FIVE YEARS                                                 DIRECTOR
AND OTHER INFORMATION, AGE                                                 SINCE
------------------------------------------------------------------------------------
DR. WILLIAM C. FREUND                                                        3/26/96
New York Stock Exchange Professor of Economics and Director of the
Center for the Study of Equity Markets, Lubin Graduate School of
Business, Pace University, NY, NY; Chief Economist Emeritus, New York
Stock Exchange, Inc., NY, NY. Formerly: Chief Economist and Director of
Insurance, The Prudential Insurance Company of America, Newark, NJ,
insurance; Economic Adviser to four Governors of the State of New
Jersey. Age           . (1)

GREER F. HENDERSON                                                           2/22/83
Vice Chairman and Chief Executive Officer, USLIFE Corporation;
Director: The United States Life Insurance Company In the City of New
York, NY, NY, insurance; other USLIFE Corporation subsidiaries; USLIFE
Income Fund, Inc., NY, NY, diversified, closed-end management investment company. Formerly, Vice Chairman and Chief Financial
Officer, USLIFE Corporation. Age 64. (3)

ROBERT H. OSBORNE                                                            2/28/95
Retired President and Chief Executive Officer, Osborne, Post & Kurtz,
Inc., a division of Minet International Professional Indemnity Group,
NY, NY, professional liability insurance. Formerly: Member of Minet
London--International Management Committee; Senior Vice President,
Minet Professional Indemnity Corporation, London, England, professional liability insurance. Age 64. (1)

FRANKLIN R. SAUL                                                            10/23/90
Director and Retired President, Emigrant Savings Bank, NY, NY, savings bank; Former Director: The United States Life Insurance Company In the
City of New York, NY, NY, insurance; USLIFE Income Fund, Inc., NY, NY, diversified, closed-end management investment company. Treasurer and
Chairman of the Investment Committee, The Children's Aid Society. Age
66. (2)

9

NOMINEES FOR DIRECTOR--CLASS III--TERM EXPIRING IN 1999 (CONTINUED)
-----------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION(S)
DURING THE PAST FIVE YEARS                                                 DIRECTOR
AND OTHER INFORMATION, AGE                                                 SINCE
------------------------------------------------------------------------------------
ROBERT L. SHAFER                                                             3/24/87
Former Vice President-Public Affairs, Pfizer Inc., NY, NY, manufacturer of pharmaceuticals and chemicals; Director: Seligman Capital Fund,
Inc.; Seligman Cash Management Fund, Inc.; Seligman Common Stock Fund,
Inc.; Seligman Growth Fund, Inc.; Seligman Income Fund, Inc.; Liberty
Cash Management Fund, Inc.; Seligman Communications and Information
Fund, Inc.; Seligman Frontier Fund, Inc.; Seligman Tax-Exempt Fund
Series, Inc., open-end investment companies; Tri-Continental
Corporation, closed-end investment fund. Trustee: Seligman California
Tax-Exempt Fund Series; Seligman High Income Fund Series, open-end investment funds. Member, Nomination Committee and Executive Committee,
The Seligman Funds. Age 63. (2)(5)(3)

                       THE BOARD OF DIRECTORS RECOMMENDS
                       A VOTE "FOR" ALL NOMINEES

DIRECTORS WITH TWO YEAR TERM REMAINING--CLASS II--TERM EXPIRING IN 1998
------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION(S)
DURING THE PAST FIVE YEARS                                                 DIRECTOR
AND OTHER INFORMATION, AGE                                                 SINCE
------------------------------------------------------------------------------------
DR. KENNETH BLACK, JR.                                                      11/30/73
Regents' Professor Emeritus of Insurance and Dean Emeritus, College of
Business Administration, Georgia State University, Atlanta, GA; Vice
Chairman, International Insurance Society, Inc., Tuscaloosa, AL;
Director, Haverty Furniture Companies, Inc., Atlanta, GA, retail furniture stores; Director, SwissRe Holding (N.A.), Inc., Swiss
Reinsurance Company (N.A.), Inc., North American Reinsurance
Corporation and North American Reassurance Company, NY, NY,
reinsurance; Emeritus Director, Alexander and Alexander Services, Inc.,
insurance broker; Trustee, Scudder Variable Life Investment Fund,
Boston, MA, investment company. Former Director: Computone Systems,
Inc., Atlanta, GA, computer systems and services; Paul Manners &
Associates, Inc., Atlanta, GA, management consultants; Cousins
Properties, Inc., Atlanta, GA, real estate developers. Age 71. (1)

                                                                     10

DIRECTORS WITH TWO YEAR TERM REMAINING--CLASS II--TERM EXPIRING IN 1998
(CONTINUED)
------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION(S)
DURING THE PAST FIVE YEARS                                                 DIRECTOR
AND OTHER INFORMATION, AGE                                                 SINCE
------------------------------------------------------------------------------------
AUSTIN L. D'ALTON                                                            2/26/91
Retired Executive Vice President, Leland Distributing Co., St. Louis,
MO, Seiko watches. Formerly: Executive Vice President, Renfield
Corporation, NY, NY, liquor importer; Vice President, Sheaffer Pen Co.,
Ft. Madison, IA, writing instruments; Executive Vice President, the
Marschalk Company, advertising agency, part of the Interpublic Group,
NY, NY; Director, The United States Life Insurance Company In the City
of New York, NY, NY, insurance. Age 69. (2)

CHARLES A. DAVIS                                                             5/17/94
Senior Director and Limited Partner, Goldman, Sachs & Co., NY, NY,
investment banking; Director and Member of the Executive Committee,
Lechters, Inc., Harrison, NJ, retailer of kitchenware; Director and
Chairman of the Audit Committee, Media General, Inc., Richmond, VA,
diversified communications company; Director, Merchants Bancshares,
Inc., Burlington, VT, retail bank; Trustee. Charles and Marna Davis
Foundation, NY, NY, private charitable foundation; Boys and Girls Club of Greenwich, CT. Former General Partner, Goldman, Sachs & Co. Age 47.
(1)(4)

JOHN R. GALVIN                                                               2/28/95
Dean, Fletcher School of Law & Diplomacy, Tufts University, Medford,
MA; Director: Raytheon Company, Lexington, MA, high technology; J & W
Seligman & Co., NY, NY, investment banking; Chairman of the American
Council on Germany; Member of the Board: the Atlantic Council; the
Center for Creative Leadership and the National Committee on United
States-China Relations. Formerly: Distinguished Policy Analyst, The
Mershon Center, The Ohio State University, Columbus, OH; Four-Star
General, U.S. Army and Supreme Allied Commander, Europe, NATO:
Brussels, Belgium and Commander-in-Chief, United States European
Command, Stuttgart, Germany; U.S. Ambassador and Envoy to assist with peace negotiations in Bosnia; Olin Distinguished Professor of National
Security, United States Military Academy, West Point, NY; Member of the
Board of Trustees, Institute for Defense Analyses; Consultant to
several corporations, including Grumman Aerospace and Thomson CSF. Age
66. (1)

11

DIRECTORS WITH TWO YEAR TERM REMAINING--CLASS II--TERM EXPIRING IN 1998
(CONTINUED)
------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION(S)
DURING THE PAST FIVE YEARS                                                 DIRECTOR
AND OTHER INFORMATION, AGE                                                 SINCE
------------------------------------------------------------------------------------
ROBERT E. GRANT                                                              2/28/95
Retired Chairman of the Executive Committee and Former Director,
American Bakeries Company, Chicago, IL, wholesale baking company;
Director, The Northland Company, St. Paul, MN, casualty insurance.
Formerly: President, Grant Capital Management Corporation, Providence,
RI, venture capital; Group Vice President, Textron, Inc., Providence,
RI, diversified manufacturer; Financial Vice President, Plough, Inc.
(now Schering-Plough, Inc.), Memphis, TN, pharmaceuticals manufacturer.
Former Director: The Outlet Company, Providence, RI, retailer with broadcast properties; Pyle-National, Chicago, IL, electronic parts company; Interstate United, Chicago, IL, food service company.
Consultant to various companies, Lake Placid, NY. Age 71. (2)

WILLIAM A. SIMPSON                                                           3/28/90
President--Life Insurance Division, USLIFE Corporation; Director:
The United States Life Insurance Company In the City of New York, NY,
NY, insurance; Life Insurance Marketing and Research Association,
Hartford, CT. Formerly: President and Chief Executive Officer, USLIFE
Corporation; Vice Chairman and Chief Executive Officer, All American
Life Insurance Company, Chicago, IL, insurance; President and Chief
Operating Officer--Life Insurance Division, USLIFE Corporation;
President, Chief Executive Officer and Director, All American Life
Insurance Company; President, Chief Operating Officer and Director,
Transamerica Occidental Life Insurance Company, Los Angeles, CA, insur-
ance; Director, USLIFE Income Fund, Inc., NY, NY, diversified, closed-end management investment company. Age 57.

                              12

DIRECTORS WITH ONE YEAR TERM REMAINING--CLASS I--TERM EXPIRING IN 1997
------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION(S)
DURING THE PAST FIVE YEARS                                                 DIRECTOR
AND OTHER INFORMATION, AGE                                                 SINCE
------------------------------------------------------------------------------------
DR. WILLIAM J. CATACOSINOS                                                   5/17/94
Chairman of the Board, Chief Executive Officer and President, Long
Island Lighting Company, Hicksville, NY, public utility. Director:
First National Bank of Long Island, Glen Head, NY, commercial bank;
Edison Electric Institute, Washington, DC, electric utility company trade association; Long Island Association, Commack, NY, regional chamber of commerce; Business Alliance for a New, New York Inc., NY,
NY. Member: Advisory Committee, Leadership Huntington, Huntington, NY,
non-profit civic program for existing and emerging leaders; Engineering
2000 Industrial Advisory Board, Stony Brook, NY, advancement of SUNY
College of Engineering. Former Director: Ketema, Inc., Denver, CO,
diversified manufacturer of multi-industrial and commercial products;
Utilities Mutual Insurance Co., NY, NY, workers compensation insurance for utility companies; Austin International Communications Corporation,
Morganville, NJ, public relations and crises management; German
American Chamber of Commerce, NY, NY. Age 65. (2)

GORDON E. CROSBY, JR.                                                       11/15/66
Chairman of the Board and Chairman of the Executive Committee, USLIFE
Corporation; Chairman of the Board, USLIFE Corporation subsidiaries;
Chairman of the Board, USLIFE Income Fund, Inc., NY, NY, diversified, closed-end management investment company; Member: National Advisory
Board, Chemical Banking Corporation, NY, NY, commercial bank; Tax Data
Base Subcommittee of the Steering Committee on Federal Taxation,
American Council of Life Insurance, Washington, DC. Formerly, Chairman
of the Board, President and Chief Executive Officer, USLIFE
Corporation. Former Director: Thomas J. Lipton, Inc., Englewood,
Cliffs, NJ, manufacturer of food products; The United Kingdom Fund,
Inc., NY, NY, diversified, closed-end management investment company;
Health Insurance Association of America, Washington, DC; American
Council of Life Insurance, Washington, DC; Life Insurance Council of
New York, Inc., NY, NY. Age 75. (3)(4)

13

DIRECTORS WITH ONE YEAR TERM REMAINING--CLASS I--TERM EXPIRING IN 1997
(CONTINUED)
------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION(S)
DURING THE PAST FIVE YEARS                                                 DIRECTOR
AND OTHER INFORMATION, AGE                                                 SINCE
------------------------------------------------------------------------------------
JOHN W. RIEHM                                                               11/22/77
Chairman, R/G Ventures, Inc., Fort Lee, NJ, investments and venture capital; Director, The United States Life Insurance Company In the City
of New York, NY, NY, insurance; Retired Director, Unilever United
States, Inc., NY, NY, manufacturer of consumer products; Retired Senior
Vice President-Administration, Secretary and Director, Thomas J.
Lipton, Inc., Englewood Cliffs, NJ, manufacturer of food products. Age
75. (1)(3)

CHRISTOPHER S. RUISI                                                        11/17/92
President and Chief Operating Officer, USLIFE Corporation; Senior Vice
President-Administration and Director, The United States Life Insurance
Company In the City of New York, NY, NY, insurance. Formerly: Vice
Chairman and Chief Administrative Officer, USLIFE Corporation; Senior
Executive Vice President-Administration, USLIFE Corporation. Age 46.

DR. WILLIAM G. SHARWELL                                                      5/17/77
Director: American Biogenetic Sciences, Inc., Notre Dame, IN, genetic engineering and biochemical research and development; Equitable Capital
Partners, L.P. and Equitable Capital Partners (Retirement Fund) L.P.,
NY, NY, business development and investments; The United States Life
Insurance Company In the City of New York, NY, NY, insurance; TII
Industries, Inc., Copiague, NY, manufacturer of telecommunications equipment and specialized electronic devices. Formerly: President,
Chief Executive Officer and Trustee, Pace University, NY, NY; Senior
Vice President, American Telephone & Telegraph Co., NY, NY, electronic communications. Age 75. (2)(5)(3)

                                                                        14

DIRECTORS WITH ONE YEAR TERM REMAINING--CLASS I--TERM EXPIRING IN 1997
(CONTINUED)
------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION(S)
DURING THE PAST FIVE YEARS                                                 DIRECTOR
AND OTHER INFORMATION, AGE                                                 SINCE
------------------------------------------------------------------------------------
DR. BERYL W. SPRINKEL                                                        1/24/89
Consulting economist, B.W. Sprinkel Economics; Former Chairman, Council of Economic Advisers and Cabinet Member under President Ronald W.
Reagan; Currently: Board of Senior Advisors, Novecon Corp., Washington,
DC, business development and investments for Eastern and Central
European countries; Consultant, Financial Investors, Inc., NY, NY, registered investment adviser; Board of Directors, Duff & Phelps
Utilities Income Inc., Chicago, IL, closed-end diversified management investment company. Formerly: Under Secretary of the Treasury for
Monetary Affairs; Executive Vice President and Economist, Harris Trust
and Savings Bank, Chicago, IL; Chairman, Economic Advisory Committee of
the American Bankers Association; Member of the Board of Directors,
United States Chamber of Commerce; Member of the Board of Economists,
Time Magazine; Consultant to various government agencies and congressional committees. Age 72. (2)

----------
(1)     Member of the Audit Committee.
(2)     Member of the Executive Compensation and Nominating Committee.
(3)     Member of the Executive Committee.
(4)     Committee Chairman.
(5)     Committee Co-Chairman.

BOARD OF DIRECTORS AND ITS COMMITTEES

During 1995, the Board of Directors met eight times at regularly scheduled meetings and once at a special meeting. The committees of the Board of Directors do not have regularly scheduled meetings but meet as required. During 1995, the Executive Compensation and Nominating Committee met five times and the Audit Committee met three times. The Executive Committee did not convene. No director during the last full fiscal year attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served.

AUDIT COMMITTEE

The Audit Committee, composed entirely of non-employee directors and operating under a charter adopted by the Board, recommends for approval by the Board and by the shareholders at the

15

Annual Meeting, the firm to be retained by the Corporation and its subsidiaries as independent auditor; consults with the independent auditor and the Corporation's internal audit division regarding the plan and scope of the audit; consults with the independent auditor, the internal auditor and management regarding the adequacy of internal accounting procedures and controls; and reviews the results of the audit with the independent auditor and the internal auditor.

EXECUTIVE COMPENSATION AND NOMINATING COMMITTEE

The Executive Compensation and Nominating Committee, also composed entirely of non-employee directors, reviews, considers and recommends, for approval by the Board, management's recommendations for the form and level of executive compensation for all officers of the Corporation and its subsidiaries whose annual salaries exceed $100,000. The Committee reviews, considers and recommends, for approval, all compensation plans in which officers of the Corporation and its subsidiaries are eligible to participate and provides salary and benefit guidance for all levels of management. The Committee also evaluates, reviews and recommends, for approval by the Board, all candidates to fill vacancies on the Board and for inclusion in the Corporation's proxy material and election to the Board by the shareholders of the Corporation at the Annual Meeting. The Committee will consider nominees recommended by shareholders.
Section 13 of Article I of the Corporation's By-Laws sets forth certain notice and biographical information requirements for all nominations by shareholders for the office of director.

EXECUTIVE COMMITTEE

The Executive Committee, composed of the Chairman of the Board and the Chairman of the Executive Committee, the Vice Chairman and Chief Executive Officer and non-employee directors, has the full authority of the Board of Directors to act on all matters between regularly scheduled Board meetings except as to certain matters of an extraordinary nature. The results of each Executive Committee meeting are reported to the full Board at the next regularly scheduled Board meeting.

DIRECTORS' COMPENSATION

Members of the Corporation's Board of Directors receive $750 for each Board meeting attended in addition to an annual retainer of $20,000, of which $5,000 is paid in shares of common stock. Committee members receive $750 for each committee meeting attended and committee chairmen receive $850 for each committee meeting attended. Directors may elect to receive all or part of the cash portion of their compensation in shares of the Corporation's common stock. Pursuant to the Non-Employee Directors' Stock Option Plan, which was approved by the shareholders at the 1994 Annual Meeting, each year non-employee directors are automatically granted options to purchase 3,000 shares of the Corporation's common stock (as adjusted for the Corporation's 3-for-2 stock split effective September 1, 1995) at a purchase price equal to 100% of the stock's fair market value on the grant date. Only non-statutory options not entitled to special tax treatment under

                              16
Section 422A of the Internal Revenue Code of 1986, as amended ("Code") may be granted under the Plan. The full purchase price must be paid in cash when an option is exercised. Options vest and become exercisable one year after the date of their grant and expire 10 years after such date. An option may not be transferred except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. All options contain special provisions limiting the time during which they may be exercised following the death of the optionee or termination of the optionee's service as a director under certain circumstances. Directors who are also officers of the Corporation or its subsidiaries serve on the Board and committees thereof without additional compensation.

The Corporation provides each non-employee director with Group Life, Accidental Death and Dismemberment and Business Travel Accident insurance. The coverage for each of these benefits is $50,000. The estimated average cost per director is $1,000 per year. Non-employee directors are also eligible to participate in the Corporation's Individual Discount Insurance Program, and in the Corporation's Matching Gift Program, whereby the Corporation matches gifts by directors to educational institutions and certain charities of up to $1,000 per year.

Under the Corporation's Non-Employee Directors' Deferred Compensation Plan, adopted in 1979 and as amended thereafter, non-employee directors may elect to defer all or part of the payment of the cash portion of their annual compensation until termination of their services as directors. Deferred amounts currently accrue an interest equivalent calculated at the rate of 1.4375% quarterly. Such rate is reviewed annually by the Board of Directors and is subject to change by a vote thereof. Participating directors may elect to receive distribution of deferred fees and accrued interest in one payment or in equal annual installments (not to exceed ten) after ceasing to be a director of the Corporation. The plan was amended effective February 28, 1995 to provide that payment of such distribution (either the first installment or the single payment, and/or share distribution if so elected) is to be made on or about the first business day of the month following the month in which a director ceases to be a director of the Corporation with any subsequent installments to be paid on or about the first business day of each succeeding calendar year. In addition, the plan was amended effective May 18, 1993 to permit participating directors to defer receipt of the portion of their annual retainer payable in shares of the Corporation's common stock and again effective November 16, 1993 to permit such directors to defer receipt of all or part of their compensation which they elect to receive in shares of common stock as well as to permit them to irrevocably elect to have the interest otherwise credited to their deferred cash balances used to purchase units of said stock.

Amounts deferred under the plan, plus accumulated interest, together with all shares of common stock deferred thereunder shall be immediately payable to each participating director (or his beneficiary or estate, as the case may be) in a single lump sum in the event of certain circumstances involving a change in control of the Corporation. On January 23, 1996, the Plan was further amended to provide that the term Change in Control shall mean (i) a merger or consolidation to

17

which USLIFE is a party and for which the approval of any shareholders of USLIFE is required; (ii) certain parties becoming the beneficial owner of securities of USLIFE representing 25% or more of the combined voting power of USLIFE's outstanding securities; (iii) a sale or transfer of substantially all of the assets of USLIFE; (iv) a liquidation or reorganization of USLIFE; or (v) the occurrence of any Flip Over Transaction or Event, as defined in the Amended and Restated Rights Agreement (hereinafter, "Change in Control"). The
Corporation, to meet its obligations under the Non-Employee Directors' Deferred Compensation Plan, including any payments thereunder resulting from a Change in Control, entered into a trust agreement with Chemical Bank on March 1, 1994. Upon a Change in Control this trust, commonly known as a "rabbi trust", may be funded with Corporation funds or a standby letter of credit with a bank, currently in the amount of $400,000. On January 23, 1996 the trust agreement was amended to provide that the term Change in Control appearing therein shall have the meaning set forth hereinabove. Notwithstanding the establishment of the trust, the Corporation continues to be primarily liable for the benefits payable under the Non-Employee Directors' Deferred Compensation Plan to the extent the trust does not.

On February 28, 1989, the Board of Directors unanimously approved (with two directors absent) a Retirement Plan for Outside Directors ("Directors' Retirement Plan"). Only non-employee directors with at least five years of Board service and who are at least age 65 are eligible to participate in this Retirement Plan. Benefits payable on retirement from the Board will equal 5% of the director's last annual retainer multiplied by the number of years of Board service (not to exceed 100%). Directors serving on February 28, 1989 received credit for prior years of service as a director of USLIFE. Payments are made for a period of years equal to the number of years of Board service up to a maximum of ten. Retirement benefits cease upon the death of a director. The Corporation, to meet its obligations under the Directors' Retirement Plan, including any increases in accrued benefits resulting from a Change in Control, entered into a trust agreement with Chemical Bank on March 1, 1994. Upon a Change in Control this trust, commonly known as a "rabbi trust", may be funded with Corporation funds or a standby letter of credit with a bank, currently in the amount of $600,000. On January 23, 1996 the Directors' Retirement Plan was amended, among other things, to provide that the term Change in Control appearing therein shall have the meaning set forth in the preceding paragraph. Notwithstanding the establishment of the trust, the Corporation continues to be primarily liable for the benefits payable under the Directors' Retirement Plan and will be obligated to make such payments to the extent the trust does not.

In 1992, the non-employee directors' Group Life Insurance benefit was modified so that upon retirement the $50,000 coverage is reduced to $45,000 and remains at that level for the first year of retirement, thereafter declining $5,000 a year in the next four years to a minimum of $25,000 in the fifth retirement year, with said minimum $25,000 coverage to continue for the director's lifetime.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following tables set forth information concerning all compensation paid to the Chief Executive Officer and each of the four most highly compensated executive officers of the Corporation during the 1993, 1994 and 1995 fiscal years for services rendered in all capacities to the Corporation and its subsidiaries. All stock and stock-based figures in the following tables have been adjusted for the Corporation's 3-for-2 split on its common stock effective September 1, 1995.

SUMMARY COMPENSATION TABLE

                                                                                 Long Term Compensation
                                         Annual Compensation             Awards                        Payouts
                                                                         Restricted     Securities
                                                                         Stock          Underlying     LTIP          All Other
                                                                         Award(s)       Options/       Payouts       Compensation
Name and Principal Position       Year     Salary ($)     Bonus ($)      ($)(1)         SARs (#)       ($)           ($)(2)
Gordon E. Crosby, Jr...........   1995      1,070,000       802,500         --             --          1,166,994        251,733
       Chairman of the Board      1994      1,014,615     1,429,000(6)      --             --             --            222,148
          and Chairman of the     1993        868,846       580,000         90,995        30,000          16,125        199,923
          Executive Committee
Greer F. Henderson.............   1995        580,577       244,000         --             --            643,596         28,146
       Vice Chairman--            1994        502,500       172,000         --             --             --             22,126
          Chief Financial         1993        442,692        25,000         --            12,000           7,740         13,199
          Officer (3)
Christopher S. Ruisi...........   1995        411,923       180,000         --             --            367,497         16,585
       Vice Chairman--Chief       1994        336,538       125,200         --             --             --             12,013
          Administrative          1993        308,846        --             40,300        10,000           2,258          7,311
          Officer (4)
William A. Simpson.............   1995        700,000       280,000         --             --            433,515         28,746
       President and Chief        1994        440,000       168,200         --             --             --             18,398
          Executive               1993        424,615        --             98,741         8,500          --              9,479
          Officer (5)
Richard J. Chouinard...........   1995        420,769       178,000         --             --            404,747         21,959
       Chief Investment Officer   1994        375,000       145,000         --             --             --             18,348
                                  1993        348,077        --            243,750        10,000           4,193         12,934

------------
(1) The number and market value of the aggregate restricted stock holdings of the named executive officers at December 31, 1995 were: Mr. Crosby--88,241 shares ($2,652,745); Mr.
        Henderson-- 55,125 shares ($1,657,195); Mr. Ruisi--40,626
        shares ($1,221,319); Mr. Simpson--81,855 shares ($2,460,766);
        and Mr. Chouinard--46,800 shares ($1,406,925).

(2) Amounts listed as All Other Compensation are attributable to: (a) mandatory distributions under the Corporation's Retirement Plan ("Retirement Plan"), (b) premiums paid by the Corporation for group life insurance ("life insurance"), and (c) deferred matching contributions by USLIFE under the Corporation's Employee Savings and Investment Plan ("SIP") and Supplemental Employee Savings and Investment Plan ("SSIP"), as follows:


    Mr. Crosby............... 1995:  Retirement Plan,  $ 177,399;
                                     life insurance,   $  19,764; SIP,  $ 4,500; SSIP,  $ 50,070.
                              1994:  Retirement Plan,  $ 151,291;
                                     life insurance,   $  20,019, SIP;  $ 4,500; SSIP,  $ 46,338.
                              1993:  Retirement Plan,  $ 172,544;
                                     life insurance,   $  20,304; SIP,  $ 7,075.

                                          (footnote continued on following page)

19

    Mr. Henderson............ 1995:  life insurance,   $   6,318; SIP,  $ 4,500; SSIP,  $ 17,327.
                              1994:  life insurance,   $   6,301; SIP,  $ 4,500; SSIP,  $ 11,325.
                              1993:  life insurance,   $   6,124; SIP,  $ 7,075.
    Mr. Ruisi................ 1995:  life insurance,   $   1,371; SIP,  $ 4,500; SSIP,  $ 10,714.
                              1994:  life insurance,   $   1,017; SIP,  $ 4,500; SSIP,  $  6,496.
                              1993:  life insurance,   $     235; SIP,  $ 7,075.
    Mr. Simpson.............. 1995:  life insurance,   $   4,050; SIP,  $ 4,500; SSIP,  $ 20,196.
                              1994:  life insurance,   $   3,848; SIP,  $ 4,500; SSIP,  $ 10,050.
                              1993:  life insurance,   $   2,403; SIP,  $ 7,075.
    Mr. Chouinard............ 1995:  life insurance,   $   6,186; SIP,  $ 4,500; SSIP,  $ 11,273.
                              1994:  life insurance,   $   5,898; SIP,  $ 4,500; SSIP,  $  7,960.
                              1993:  life insurance,   $   5,859; SIP,  $ 7,075.

(3) Effective February 28, 1996, Mr. Henderson serves as Vice Chairman and Chief Executive Officer.
(4) Effective February 28, 1996, Mr. Ruisi serves as President and Chief Operating Officer.
(5) Effective February 28, 1996, Mr. Simpson serves as President--Life Insurance Division.
(6) $680,000 of Mr. Crosby's bonus was paid to him in 1994 pursuant to his employment contact with the Corporation in respect of his performance in 1993 and the remaining $749,000 was paid to him in 1995 under the Corporation's Annual Incentive Plan based on the profitability of the Corporation's core individual lines of business in 1994. For 1995 and all subsequent years, Mr. Crosby is only eligible to receive a bonus under the Annual Incentive Plan.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

                                                                        Number of
                                                                        Securities        Value of
                                                                        Underlying        Unexercised
                                                                        Unexercised       In-the-Money
                                                                        Options/SARs at   Options/SARs at
                                                                        FY-End (#)        FY-End ($)
                                      Shares Acquired   Value           Exercisable/      Exercisable/
Name                                  on Exercise (#)   Realized ($)    Unexercisable     Unexercisable
Gordon E. Crosby, Jr.................      27,815          220,507          214,330          2,485,168
                                                                             30,937            200,025
Greer F. Henderson...................      14,625           88,553          172,875          2,111,514
                                                                             12,375             80,012
Christopher S. Ruisi.................      11,534           85,168           38,503            397,919
                                                                              9,469             57,832
William A. Simpson...................      14,973          144,953           13,730            114,305
                                                                              9,187             61,094
Richard J. Chouinard.................       5,400           54,049           42,742            439,448
                                                                             38,503             59,300

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                                        Estimated Future
                                                                                        Payouts under
                                                                                        Non-Stock
                                                                                        Price-Based
                                                                 Performance or         Plans (3)
                                         Number of               Other Period Until     ----------------
                                         Shares, Units or        Maturation or
Name                                     Other Rights (#)(1)     Payout (2)             Target (#)
Gordon E. Crosby, Jr....................         7,551                  3 years                7,551
                                                 1,718                  3 years                1,718
Greer F. Henderson......................         4,875                  3 years                4,875
Christopher S. Ruisi....................         2,050                  3 years                2,050
                                                   656                  3 years                  656
William A. Simpson......................        75,000                62 months               75,000
                                                   199                  3 years                  199
                                                 2,628                  3 years                2,628
                                                 2,360                  3 years                2,360
Richard J. Chouinard....................         1,800                  3 years                1,800

-------------
(1) The number of shares represents shares of stock awarded under the USLIFE Restricted Stock Plan. Shares awarded under the Plan are subject to forfeiture in the event that, for any calendar year during the restricted period, the Company's earnings per share from continuing operations do not exceed the Company's threshold earnings per share as of the vesting date of the awards. Threshold earnings per share is defined as the average of the Company's earnings per share from continuing operations for the three preceding calendar years. Dividends for each calendar year paid on the Restricted Shares listed in the table above are held by the Company on account for the Plan participant until (a) the Executive Compensation and Nominating Committee certifies the attainment of the performance goal and (b) the shares begin to vest, and are subject to forfeiture in the event the performance goal is not met.

(2) The performance periods listed in the table above reflect the aggregate vesting period for each grant. Individual vesting periods, and the number of shares vesting at the end of each period, are as follows:

        Mr. Crosby--7,551 shares awarded April 1, 1995 vest, 5,034 shares on April 1, 1997 and 2,517 shares on April 1, 1998; 1,718 shares awarded October 1, 1995 vest, 1,145 shares on October 1, 1997 and 573 shares on October 1, 1998.

        Mr. Henderson--4,875 shares awarded April 1, 1995 vest, 3,249 shares on April 1, 1997 and 1,626 shares on April 1, 1998.

21
        Mr. Ruisi--2,050 shares awarded April 1, 1995 vest, 1,366 shares on April 1, 1997 and 684 shares on April 1, 1998; 656 shares awarded October 1, 1995 vest, 437 shares on October 1, 1997 and 219 shares on October 1, 1998.

        Mr. Simpson--75,000 shares awarded January 1, 1995 vest in 15,000 share increments on March 1, 1996, 1997, 1998, 1999 and 2000; 199 shares awarded January 1, 1995 vest, 66 shares on January 1, 1996 and 1997 and 67 shares on January 1, 1998; 2,628 shares awarded July 1, 1995 vest, 1,752 shares on July 1, 1997 and 876 shares on July 1, 1998; 2,360 shares awarded October 1, 1995 vest, 1,573 shares on October 1, 1997 and 787 shares on October 1, 1998.

        Mr. Chouinard--1,800 shares awarded October 1, 1995 vest, 1,200 shares on October 1, 1997 and 600 shares on October 1, 1998.

(3)     The Plan does not include thresholds or maximum payouts.

PENSION PLAN TABLE

The following table sets forth the estimated annual retirement benefits (exclusive of social security payments) payable to participants in the specified compensation and years-of-service categories, assuming continued active service until normal retirement age and assuming that the USLIFE Corporation Retirement Plan ("Retirement Plan") is in effect at such time. The Retirement Plan provides retirement benefits based upon the individual participant's years of service and final average annual earnings as defined by the Retirement Plan. Final average annual compensation is the average annual compensation (subject to the limitations described below) for the three highest complete consecutive calendar years prior to termination of employment. Participants in the Retirement Plan, including the Chief Executive Officer and each of the four most highly compensated executive officers, will have a fully vested and nonforfeitable interest in their accrued retirement benefits in the event of certain circumstances involving a change in control of the Corporation notwithstanding any other provision of the Retirement Plan. On January 23, 1996, the Retirement Plan was amended, among other things, to provide that such circumstances shall mean and include a Change in Control as defined under the section entitled "Directors' Compensation". The Corporation, to meet its obligations under the Retirement Plan with respect to any increases in accrued benefits resulting from a Change in Control, entered into a trust agreement with Manufacturers Hanover Trust Company, the predecessor to Chemical Bank, on December 6, 1990. Upon a Change in Control this trust, commonly known as a "rabbi-trust", may be funded with Corporation funds or a standby letter of credit with a bank, currently in the amount of $22,000,000. Notwithstanding the establishment of the trust, the Corporation continues to be liable for the benefits payable under the Retirement Plan and will be obligated to make such payments to the extent the trust does not. On January 23, 1996 the trust agreement was amended to conform the definition of the term Change in Control therein to that set forth under the section entitled "Directors'
Compensation".

                                                  Years of Service
Remuneration        15            20             25             30             35             40
 $  300,000        82,811        114,165        145,519        176,873        208,226        229,830
    500,000       139,811        192,665        245,519        298,373        351,226        387,830
    700,000       196,811        271,165        345,519        419,873        494,226        545,830
    900,000       253,811        349,665        445,519        541,373        637,226        703,830
  1,100,000       310,811        428,165        545,519        662,873        780,226        861,830
  1,300,000       367,811        506,665        645,519        784,373        923,226      1,019,830
  1,500,000       424,811        585,165        745,519        905,873      1,066,226      1,177,830
  1,700,000       481,811        663,665        845,519      1,027,373      1,209,226      1,335,830
  1,900,000       538,811        742,165        945,519      1,148,873      1,352,226      1,493,830
  2,100,000       595,811        820,665      1,045,519      1,270,373      1,495,226      1,651,830
  2,300,000       652,811        899,165      1,145,519      1,391,873      1,638,226      1,809,830
  2,500,000       709,811        977,665      1,245,519      1,513,373      1,781,226      1,967,830
  2,700,000       766,811      1,056,165      1,345,519      1,634,873      1,924,226      2,125,830
  2,900,000       823,811      1,134,665      1,445,519      1,756,373      2,067,226      2,283,830

The credited years of service for each of the named executive officers are: G.E. Crosby, Jr., 36; G.F. Henderson, 20; C.S. Ruisi, 20; W.A. Simpson, 5; and R.J. Chouinard, 21.

The Internal Revenue Code of 1986, as amended, limits the maximum annual retirement benefits payable to a participant under the Retirement Plan. Currently, the limit is $120,000 per person. Annual retirement benefits in excess of such limit (and those attributable to compensation in excess of the annual limit referred to above) are provided under the USLIFE Corporation Supplemental Retirement Plan and not under the Retirement Plan. The benefits provided under the Corporation's Supplemental Retirement Plan are included in the amounts shown in the above table. Participation in the Supplemental Retirement Plan is limited to certain highly compensated individuals, including the named executive officers. The Supplemental Retirement Plan provides that benefits shall fully vest in the event of the occurrence of a Change in Control. On January 23, 1996 the Supplemental Retirement Plan was amended among other things, to change the definition of the term Change in Control appearing therein to that set forth under the section entitled "Directors' Compensation".
The Corporation, to meet its obligations under the Supplemental Retirement Plan, including any increases in accrued benefits resulting from a Change in Control, entered into a trust agreement with Chemical Bank on March 1, 1994. Upon a Change in Control this trust, commonly known as a "rabbi trust", may be funded with Corporation funds or a standby letter of credit with a bank, currently in the amount of $53,650,000. Notwithstanding the establishment of the trust, the Corporation continues to be liable for the benefits payable under the Supplemental Retirement Plan and will be obligated to make such payments to the extent the trust does not. On January 23,

23

1996 the trust agreement was amended to change the definition of the term Change in Control therein to that set forth in the section entitled "Directors' Compensation".

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

On April 1, 1989, Messrs. Crosby, Henderson and Ruisi entered into five-year employment contracts with the Corporation which provide for automatic one-year extensions thereafter occurring on each anniversary of the contract unless one party has given prior notice to the contrary. Effective April 16, 1990, Mr. Simpson entered into a similar contract with the Corporation. Effective May 1, 1995, the minimum annual compensation as set forth in these employment contracts was as follows: Mr. Crosby, $1,070,000; Mr. Henderson, $610,000; Mr. Ruisi, $450,000; and Mr. Simpson, $700,000. In addition, these contracts provide for the payment of a bonus under the Annual Incentive Plan for Selected Key Officers of the Corporation ("Annual Incentive Plan") if certain performance goals based on levels of income attributable to the Corporation's core life insurance businesses are satisfied, such bonus not to exceed 75% of base salary in the case of Mr. Crosby nor 40% of such salary in the case of Messrs. Henderson, Ruisi and Simpson. The term "base salary" is defined in these contracts as the officer's actual base salary in effect on January 1, 1995. On March 1, 1994, the Corporation established a trust with Chemical Bank to make payments under these employment contracts in the event of a "Change in Control." The trust, commonly known as a "rabbi trust", would be funded upon a Change in Control, by the Corporation or by a standby letter of credit entered into between the Corporation and a bank, currently in the amount of $15,400,000. Notwithstanding the establishment of the trust, the Corporation continues to be primarily liable for the benefits payable under the contracts and will be obligated to make such payments to the extent the trust does not. On January 23, 1996, the trust was amended to include the provisions with respect to a Change in Control as defined in the section entitled "Directors' Compensation."

On November 14, 1995 the Board of Directors approved and the Corporation entered into Key Executive Employment Protection Agreements with Messrs. Crosby, Henderson, Ruisi, and Simpson which are in addition to the employment contracts described above and which become effective in the event of a Change of Control defined as (i) a merger or consolidation to which the Corporation is a party and for which the approval of any shareholders of the Corporation is required; (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becoming the beneficial owner, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities or (iii) a sale or transfer of substantially all of the assets of the Corporation. These Key Executive Employment Protection Agreements provide protection for three years following a Change of Control and a lump sum severance benefit equal to three times the sum of (i) the executive's then current annual base salary, and (ii) the greater of (x) the highest annual bonus payable to the executive with respect to either of the last two fiscal years of the

Corporation ended immediately prior to a Change of Control or (y) the executive's target bonus for the year in which the Change of Control occurs, if the executive is terminated without Cause, or terminates his employment for Good Reason, as set forth in the Agreement. In addition, these executive officers may voluntarily terminate their employment, within six months of the Change of Control and receive this severance benefit. On November 14, 1995, the Board of Directors also approved and the Corporation entered into a Key Executive Employment Protection Agreement with Mr. Chouinard which provides for a lump sum severance benefit equal to twice the sum of this executive's (i) then current base salary and (ii) highest annual bonus actually paid in respect of either of the prior two fiscal years of the corporation ended immediately prior to a Change of Control, if he is terminated without Cause or terminates his employment for Good Reason, as set forth in the Agreement, within one year after the occurrence of a Change of Control. This Key Executive Employment Protection Agreement with Mr. Chouinard as well as the other Key Executive Employment Protection Agreements with Messrs. Crosby, Henderson, Ruisi and Simpson also provide such additional payments as are necessary to compensate the executive officer for the effects of any Federal excise tax resulting from the severance payments.

Under the Deferred Compensation Plan for selected officers of the Corporation and its subsidiaries adopted on May 1, 1993 the Chief Executive Officer and the four most highly compensated executive officers may elect to defer up to a maximum of 25% of such officers' annual base salary and all or a portion of any bonus awarded under the Annual Incentive Plan or book unit award under the Corporation's Book Unit Plan until the date of their retirement or such earlier date as they may elect. Deferred amounts currently accrue an interest equivalent calculated at the rate of 1.4375% quarterly. Such rate is reviewed annually by the Executive Compensation and Nominating Committee and is subject to change by a vote thereof. Participating officers may elect to receive distribution of amounts deferred under the Deferred Compensation Plan plus accumulated interest in a single lump sum payment or in a number of approximately equal annual installments. Amounts deferred under the Deferred Compensation Plan plus accumulated interest shall be immediately paid to each participating officer (or his beneficiary or estate, as the case may be) in a single lump sum in the event of certain circumstances involving a change in control of the Corporation. On January 23, 1996 the Deferred Compensation Plan was amended to provide that such circumstances mean and include a Change in Control as defined in the section entitled "Directors' Compensation". The Corporation, to meet its obligations under the Deferred Compensation Plan, including any payments thereunder resulting from a Change in Control, entered into a trust agreement with Chemical Bank dated March 1, 1994. Upon a Change in Control, this trust may be funded with Corporation funds or a standby letter of credit with a bank, currently in the amount of $600,000. On January 23, 1996, the trust agreement was amended to provide that the term Change in Control appearing therein shall have the same meaning as such term has in the section entitled "Directors' Compensation". Notwithstanding the establishment of the trust, the Corporation continues to be primarily liable for the benefits payable under the Deferred Compensation Plan and will be obligated to make such payments to the extent the trust does not.

25

The Corporation's severance allowance policy which applies in cases involving a company-prompted termination of the Chief Executive Officer and/or the four most highly compensated executive officers provides for the payment of an enhanced severance allowance (two weeks pay for every year of service not exceeding 30 weeks) in connection with any company-prompted termination which either (i) results from, and occurs within 18 months after, the discontinuance of division or company operations, the relocation of departments or divisions of the Corporation or a subsidiary, reductions in the workforce or the sale of a subsidiary, or, (ii) which occurs within 18 months after the occurrence of certain circumstances involving a change in control of the Corporation. An enhanced severance allowance will also be paid in connection with any termination, whether initiated by the Corporation or the officer, after the occurrence of such circumstances if (a) the termination occurs within 18 months after the expiration of the officer's employment contract or Key Executive Employment Protection Agreement, or, (b) the officer receives any payment in connection with his employment contract or Key Executive Employment Protection Agreement. In all cases, severance allowances are in addition to compensation owed for any unused earned vacation or compensation owed or paid in connection with an employment contract or Key Executive Employment Protection Agreement and an officer who receives a payment under any such agreement will also be paid an enhanced severance allowance. On January 23, 1996 the Corporation's severance allowance policy was amended so that a change in control of the Corporation means the occurrence of a Change in Control as defined in the section entitled "Directors' Compensation".
Under the Corporation's Employee Savings and Investment Plan that was adopted in 1981 and which now includes 401(k) provisions, the Chief Executive Officer and the four most highly compensated executive officers as well as all other Corporation and subsidiary employees may contribute up to 12% of their annual base salary and any annual incentive bonus to an investment trust and the Corporation will match up to 3% of such salary and bonus amounts on a pre-tax basis in the form of USLIFE common stock. The officer contributions vest immediately while the Corporation's contributions vest 20% for each year of employment so as to be fully vested after five years of employment; provided, however, that the Corporation's contributions will be 100% vested in the event of a Change in Control as defined in the section entitled "Directors' Compensation".
On January 1, 1993, the Corporation adopted the Supplemental Employee Savings and Investment Plan in order to enable officers of the Corporation who were participating in the Corporation's Employee Savings and Investment Plan but were not receiving the full company matching contribution under such plan due to the $150,000 earnings limitation imposed by Section 401(a)(17) of the Code to receive the full matching contribution. The Supplemental Employee Savings and Investment Plan which is in the form of an unfunded deferred compensation plan is intended to make up for the loss in company matching contributions under the Corporation's Employee Savings and Investment Plan to officers earning in excess of $150,000 a year because of said limitation and provides that such contributions fully vest after the occurrence of certain events involving a Change in Control. The Corporation, to meet its obligations under the Supple-mental Employee Savings and Investment
Plan, including any increases in accrued benefits resulting from a Change in Control, entered into a trust agreement with Chemical Bank on March 1, 1994. Upon a Change in Control this trust, commonly named a "rabbi trust", may be funded with Corporation funds or a standby letter of credit with a bank, currently in the amount of $350,000. Notwithstanding the establishment of the trust, the Corporation continues to be liable for the benefits payable under the Supplemental Employee Savings and Investment Plan and will be obligated to make such payments to the extent the trust does not. On January 23, 1996 the trust agreement was amended to change the definition of the term Change in Control therein to that set forth in the section entitled "Directors'
Compensation".

USLIFE has adopted the above described change of control provisions and policies to minimize the uncertainty created by a change of control of the Corporation which might result in the loss or distraction of its executive officers to the detriment of the Corporation and its shareholders. The Board of Directors considers the avoidance of such loss and distraction to be essential to protecting and enhancing the best interests of USLIFE and its shareholders. The Board also believes that when a change of control is perceived as imminent, or is occurring, the Corporation should be able to receive and rely on disinterested service from senior executive officers regarding the best interests of the Corporation and its shareholders, without concern that such officers might be distracted or concerned by the personal uncertainties and risks created by the perception of an imminent or occurring change of control. In addition, the Board believes that it is consistent with USLIFE's employment practices and policies and in the best interests of the Corporation and its shareholders to treat fairly its employees whose employment terminates in connection with or following a change of control.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Executive Compensation and Nominating Committee is currently composed of seven independent, non-affiliated directors none of whom is or has ever been an officer or employee of the Corporation or any of its subsidiaries. In addition, the members of the Committee do not, and have never had, any relationship with the Corporation or its subsidiaries which, in the opinion of the Board of Directors, could interfere with their exercise of independent judgment as members of the Committee.

The Committee reviews, considers and recommends for approval by the Board, management's recommendations as to the form and level of compensation for all officers of the Corporation and its subsidiaries whose annual salaries exceed $100,000. The Committee also develops and recommends for approval by the Board all compensation plans in which officers of the Corporation and its subsidiaries participate and provides salary and benefit guidance for all levels of management. It is the Corporation's policy to continue to maintain, to the extent practicable, the tax deductible status of all compensation paid to its executive officers. Regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code") generally disallow a tax deduction to

27

public companies for compensation over one million dollars paid to a corporation's chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Under the Annual Incentive Plan, annual bonuses for the Chief Executive Officer and any other key officer who is selected by the Committee to participate in the plan will depend on the attainment of performance goals based on levels of income derived from the Corporation's core life insurance businesses. In 1995, the Chief Executive Officer and the other named executive officers were selected by the Committee to participate in the Annual Incentive Plan.

At the 1994 Annual Meeting the shareholders approved certain amendments to the Corporation's Restricted Stock Plan, 1991 Stock Option Plan and Book Unit Plan which the Committee had adopted so that the compensation derived from these plans and paid to the Chief Executive Officer and the other named executive officers would qualify for the exception to the Section 162(m) deduction limitation for performance-based compensation rather than to further enhance the compensation which they would otherwise receive. Pursuant to said Section 162(m), the compensation committee that establishes the performance goals contained in these plans and under which bonuses and other compensation are paid to a company's chief executive officer and its other four most highly compensated executive officers must consist of at least two "outside directors". All members of the Committee are outside directors within the meaning of said Section 162(m) and the regulations thereunder.

An agenda and supporting documentation were sent to Committee members in advance of each of the five meetings held in 1995 to allow sufficient time for review and consideration. The compensation policies that apply to the Corporation's executive officers, including the executives named in this proxy statement, are outlined below. Important decisions made by the Committee during 1995, including decisions on the Chief Executive Officer's compensation, are also described.
The Corporation follows a policy of paying competitive base salaries that reflect the nature and scope of officers' responsibilities, individual performance evaluations, insurance industry pay practices and economic conditions. At the beginning of the year, management recommends an overall salary increase guideline for officers and individual officer salary increases. The Committee reviews the performance evaluations of all senior officers of the Corporation and the chief executive officer of each subsidiary. In addition, the Committee reviews life insurance industry executive compensation and salary practices using survey data from the Life Office Management Association, Sibson, Executive Compensation Service, William Mercer and Company as well as the proxy statements of various life insurance companies of which some are part of the Standard & Poor's Insurance Composite Index used in the Corporation's performance graph appearing on page 31 of this proxy statement. The proxy statements of the life insurance companies surveyed by the Committee but not included in the Standard & Poor's Insurance Composite Index were chosen because the size and product mix of these companies are similar to those of the Corporation. The Committee uses the survey data to establish general parameters for evaluating management's proposed compensation recommendations, basing its target compensation on the median of such survey data. The Committee also annually reviews existing employment agreements with executive officers and recommends to the Board whether the agreements should be renewed or modified. (See section entitled "Employment Agreements, Termination of Employment and Change in Control Arrangements".)
In 1995, based primarily on the increase in 1994 in "operating income per share" (excluding capital gains and losses and "non-operational" items) over the prior year, the 20% increase in individual life sales for such period and the increase in individual life pre-tax earnings for said period, the Committee recommended an overall salary increase guideline of 5% for officers. Salary increases recommended for individual officers, including the named executive officers, were higher or lower than this guideline, depending on their individual performance appraisals which take into account, among other considerations, the officer's specific results achieved for the period, personal strengths, areas where there is an opportunity for improvement and the position relative to external pay practices. In evaluating the individual performance of each named executive officer, the Committee also took into account the Corporation's increase in assets in 1995 over the prior year and the increases in both life insurance in force and in individual annualized premiums for said period. In recommending a 59% salary increase to $700,000 in 1995 for the Chief Executive Officer, the Committee considered the above-cited increases in the Corporation's financial performance, assigning approximately equal weight to each, and his responsibilities in functioning as Chief Executive Officer. The salary increases granted in 1995 to the other named executive officers were on average 44% less than the increase granted to the Chief Executive Officer that year. The employment agreements of the other named executive officers were modified in 1995 to reflect their salary increases. All existing employment agreements were continued according to their original provisions without modification, including the five-year term of the agreements, except as to any salary increase.

The Committee is responsible for selecting participants in the Annual Incentive Plan which is intended to provide an annual bonus to key officers of the Corporation tied to the profitability of the Corporation's core individual lines of business, including individual life and individual investment contracts. In 1995 the Committee approved certain financial performance targets related to income from the Corporation's core life insurance businesses in 1995 as well as a threshold amount with respect to such income which had to be achieved before a bonus could be paid to any participant in the Plan. The Chief Executive Officer and each of the other named executive officers were selected by the Committee to participate in the Annual Incentive Plan. The Committee retains discretion to award the Chief Executive Officer and any other participant in the Annual Incentive Plan a smaller bonus payment than that indicated by the Corporation's 1995 income or to make no award at all and to recognize other elements of the Corporation's performance or such officer's individual performance. Based on the fact that such income threshold and the targets in respect of such core life insurance business were both achieved in 1995 and after evaluating his performance in 1995, the Committee determined that the Chief Executive Officer should receive a bonus of

29

$280,000 under the Annual Incentive Plan. Bonuses awarded to the other named executive officers were determined using similar criteria.

The Committee also administers the Corporation's long-term incentive program, consisting of restricted stock, stock options and book units. These programs are designed to encourage executive officers to acquire and hold stock in the Corporation so as to align their interests with those of the shareholders. Awards of shares of restricted stock under the Corporation's Restricted Stock Plan are intended to increase the total share holdings of executive officers and assist the Corporation in recruiting and retaining talented executives. Such awards of restricted stock are subject to certain restrictions against sale, transfer or pledge for a five-year period and twenty percent (20%) of the restricted shares become free of the restrictions at the end of each of the five calendar years comprising the applicable restricted period. In arriving at a decision to approve a restricted stock award to any executive officer under the Restricted Stock Plan as well as in determining the size of the award, the Committee considers the number of restricted shares previously granted to the individual and the aggregate number of restricted shares to be included in the then current award. To comply with the requirements of Section 162(m) of the Code, the shareholders approved an amendment to the Restricted Stock Plan at the 1994 Annual Meeting whereby no officer is eligible to receive an award of more than 112,500 restricted shares in the aggregate during any one-year period (as adjusted for the Corporation's September 1, 1995 3-for-2 stock split) and any such awards to the named executive officers are subject to forfeiture in the event that for any calendar year during the restricted period the Corporation's income from operations per share, before the impact of realized gains and losses and certain other items, does not exceed the average of the Corporation's income from operations per share, as so defined, for the three preceding calendar years. Based on the foregoing criteria and his individual performance in 1995, the Committee approved an award of 75,000 restricted shares (as adjusted for said 3-for-2 stock split) to the Chief Executive Officer in 1995, such award being contingent on the Corporation's earnings per share performance. Awards of restricted stock to the other named executive officers are also contingent on the Corporation's earnings per share performance over the next three years. Under guidelines adopted by the Committee in 1993 to encourage executive officers to exercise stock options and to hold the acquired shares, corporate senior vice presidents and above as well as subsidiary chief executive officers receive one restricted share for every five shares purchased upon the exercise of an option if they pay for the option shares with previously-acquired shares. If the executive officer uses cash to pay for the option shares, he or she receives one restricted share for every three shares purchased upon the exercise of the option. Such additional restricted stock awards are subject to the approval of the Committee in each instance and are awarded pursuant to the terms of the Corporation's Restricted Stock Plan so that any awards to the named executive officers are also subject to forfeiture in the event that for any calendar year during their restricted period the Corporation's income from operations per share does not exceed the average of such income for the three preceding calendar years. The additional restricted stock vests over a three

30

year period and is subject to forfeiture if any of the shares received upon the option exercise are sold before completion of the three-year period. In 1995, based on such guidelines, the Committee approved two awards totaling 5,187 shares of such restricted stock (as adjusted for said 3-for-2 stock split) to the Chief Executive Officer, such awards being contingent on the Corporation's earnings per share performance. Awards of restricted stock that were made to the other named executive officers in 1995 are also contingent on the Corporation's earnings per share performance over the next three years.

Book unit awards are generally based on the ratio of one and a half book units for each option granted to the individual officer in a given year. Book units have a five year performance period and units awarded prior to the amendments to the Corporation's Book Unit Plan described below accrue a value during the performance period equal to the sum of the cumulative increase in book value per share of the Corporation and cumulative dividends paid to shareholders. The ultimate value of the award is, therefore, linked directly to the Corporation's five-year earnings performance. Awards are paid in cash and officers are expected to use all or a portion of these proceeds to exercise stock options, pay taxes due, if any, as a result of such exercise and on restricted stock and to acquire additional shares in the open market.
At the 1994 Annual Meeting the shareholders approved certain amendments to the Corporation's Book Unit Plan which limit the number of book units that may be awarded to an individual during any one-year period to no more than 112,500 (as adjusted for the said stock split) and which provide that the value of book units will no longer include cumulative dividends paid to shareholders. Such amendments permit the Corporation to continue the tax deduction for the compensation income generated upon the payment of a book unit award to the Chief Executive Officer and any other officer awarded book units who is among the four most highly compensated executive officers of the Corporation in accordance with
Section 162(m) of the Code. No book units were awarded to any executive officer under the Corporation's Book Unit Plan, as amended, in 1995.

Stock option grants under the Corporation's 1991 Stock Option Plan, as amended, give officers the right to purchase, with certain restrictions, shares of common stock at a price equal to 100% of the stock's fair market value on the grant date. In arriving at a decision to approve an option award to any executive officer, the Committee considers the value of the options at an assumed rate of future stock price appreciation, the total amount of options already outstanding or previously granted, as well as the aggregate number of options to be included in the grants to all executive officers. The Committee also considers the number of shares owned by each individual officer as well as such factors as increases, if any, in normalized operating income, earnings per share and pre-tax earnings over the prior year. At the 1994 Annual Meeting, the shareholders approved an amendment to the Corporation's 1991 Stock Option Plan, as amended, which limits participation in the Plan to "key officers" of the Corporation, as well as the number of options that may be granted thereunder to an individual during any one-year period to no more than 112,500 (as adjusted for the said stock split), thereby

31

maintaining the tax-deductible status of the compensation income generated upon the exercise of options by the Chief Executive Officer and any other participating key officer who is among the other four most highly compensated executive officers in accordance with said Section 162(m). No stock options were awarded to any executive officers under the Corporation's 1991 Stock Option Plan, as amended, in 1995.

                Executive Compensation and Nominating Committee

         Robert L. Shafer, Co-Chairman            Robert E. Grant
         William G. Sharwell, Co-Chairman         Franklin R. Saul
         William J. Catacosinos                   Beryl W. Sprinkel
         Austin L. D'Alton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                 There are none.

  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN FOR
     USLIFE, S&P 500 INDEX, AND S&P INSURANCE COMPOSITE INDEX

Set forth below is a line graph comparing USLIFE's cumulative total shareholder return on its common stock with the cumulative total return of the S&P Corporate - 500 Stock Index and the S&P Insurance Composite Index for the period of five years commencing December 31, 1990. The example assumes an initial investment of $100 on December 31, 1990 and the reinvestment of all dividends.


                   1990     1991     1992     1993     1994     1995
USLIFE             $100     $177     $207     $226     $213     $282
S&P 500            $100     $130     $140     $154     $156     $213
S&P INSC           $100     $133     $158     $168     $168     $239

Note:    The S & P Insurance Composite Index is currently composed of
         Aetna Life & Casualty, Allstate Corp (new addition),
         Amer Int'l Group, Chubb Corp, CIGNA Corp, Gen Re Corp,
         ITT Hartford Group (new addition), Jefferson-Pilot, Lincoln Natl Crp, Loews Corp (new addition), Providian Corp, SAFECO Corp, St. Paul Cos, Torchmark Corp, UNUM Corp, USF&G Corp, and USLIFE Corp.

         Continental Corp, is no longer included in the S & P Insurance Composite Index.

         The example assumes an initial investment of $100 on December 31, 1990 and reinvestment of dividends.

33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 1986, a condominium apartment was purchased in an arm's length transaction from The Landings, Ltd. by John W. Riehm, a director of the Corporation. The purchase price of $233,780 was financed by a $200,000 first mortgage loan from USLIFE Realty Corporation bearing an 8.5% interest rate for the initial 12-month period of the mortgage, adjusted annually thereafter to a rate equal to the previous 12-month average of the United States 1-year Treasury bill rate plus 2.5%. As of February 1, 1996, the balance of the loan was $180,371, with an annual rate of interest of 8%. The purchase of this unit and its financing were on the same terms as were offered to all eligible buyers at the time of purchase.

Goldman, Sachs & Co. serves as a financial advisor to USLIFE. Charles A. Davis, a director of the Corporation, is a senior director and limited partner of Goldman, Sachs & Co.


ITEM 2:     INCREASE IN AUTHORIZED COMMON STOCK

The Board of Directors has approved and recommends to the shareholders for approval an amendment to the Certificate of Incorporation to increase the number of shares of authorized common stock from 60,000,000 to 120,000,000 shares. The increase in the number of authorized shares of common stock will not affect the equity or interest of any shareholder in the Corporation nor will it affect the Corporation's capital or surplus accounts. The text of the amendment which would amend the first paragraph of Article FOURTH of the Certificate of Incorporation, as amended, is set forth in Exhibit A.

Of the 60,000,000 authorized shares of common stock, as of December 31, 1995, 34,471,189 shares were outstanding, 22,997,693 shares were held in treasury by the Corporation, and 75,965 shares were reserved for issuance upon conversion of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. Note that these share figures reflect an adjustment, where appropriate, on account of the 3-for-2 common stock split effective September 1, 1995. As of December 31, 1995, there remained 2,455,153 shares of authorized common stock which were neither issued nor subject to reservation. After the proposed increase in the number of authorized shares of common stock, on the basis of the shares issued as of December 31, 1995, a total of 62,455,153 shares will be authorized but not issued or subject to reservation.

The Board of Directors is recommending the adoption of the amendment in order to continue the Corporation's financial flexibility. The Board believes the proposed increase in the Corporation's authorized common stock is prudent in view of the complexity of modern business financing and acquisition transactions. The additional common stock to be authorized by the amendment would be available for issuance from time to time without further action on the part of the shareholders for any proper corporate purpose and further authorization for the issuance of such additional

34

common stock by a vote of the shareholders will not be solicited prior to such issuance. Such corporate purposes might include, without limitation, issuance of common stock in public or private sales for cash as a means of obtaining capital for use in the Corporation's business and operations or as all or part of the consideration required to be paid by the Corporation for the acquisition of other business properties and the issuance of common stock in connection with stock splits or dividends and under the Corporation's plans as specified above. The Board does not intend to issue any common stock except on terms which it deems to be in the best interests of the Corporation and its shareholders. The Corporation has no agreement or commitment concerning the issuance of any additional stock.

The affirmative vote of the holders of a majority of all outstanding shares of common and preferred stock entitled to vote at the meeting, voting as a single class, is required for the adoption of the amendment. Abstentions and broker non-votes will not be counted as having voted on this Item 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

ITEM 3:     RATIFICATION OF INDEPENDENT AUDITOR

The Board of Directors upon the recommendation of the Audit Committee has appointed KPMG Peat Marwick LLP to serve as the Corporation's independent auditor for the year 1996, subject to ratification by the shareholders. This firm has audited the books of the Corporation for many years and is considered well qualified.

A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting to respond to appropriate questions, and will have the opportunity to make a statement.

The affirmative vote of the holders of a majority of all outstanding shares of common and preferred stock entitled to vote at the meeting, voting as a single class, is required for the ratification of this proposal. Abstentions and broker non-votes will not be counted as having voted on this Item 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

The date by which proposals of shareholders intended to be presented at the 1997 Annual Meeting must be received at the Corporation's principal executive office for inclusion in its proxy statement and form of proxy relating to the meeting is December 11, 1996.

MISCELLANEOUS

As of a reasonable time prior to the mailing of this proxy statement, the Board of Directors knew of no other business to be presented at the Annual Meeting. Should any other business properly come before the meeting, the persons named in the proxy will act upon such matters in accordance with their best judgment.

35

On September 25, 1990, the Board of Directors approved amendments to the Corporation's By- Laws. The amendments require a minimum of 60 days written notice, prior to the Annual Meeting or any special meeting of shareholders, of either (i) a nomination of a director by a shareholder or (ii) any other shareholder proposal, in order for such nomination or proposal to be considered at said meeting. Shareholder proposals must be submitted in writing together with a concise supporting statement. Shareholders nominating directors are also required to provide certain biographical information about nominees.

The expense of preparing, assembling and mailing the notice of meeting, proxy statement and proxy will be paid by the Corporation. USLIFE has retained Georgeson & Company, Inc. to assist in the solicitation of proxies. The cost of such service is estimated at $12,000, plus reasonable expenses. In addition, directors, officers or employees of the Corporation may, without additional compensation, solicit shareholders through personal contact or by telephone, telegraph or facsimile. The Corporation also reimburses banks, brokers, nominees and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding proxy material to the beneficial owners of USLIFE stock.

Effective May 25, 1995 USLIFE renewed its Directors' and Officers' Liability Policy with Great American Insurance Company for an additional term of one year at a cost of $275,658. Also, effective May 25, 1995, USLIFE renewed its Excess Directors' and Officers' Liability Policy with National Union Fire Insurance Company for an additional one year term at a cost of $200,600. These policies insure the Corporation for any obligation it incurs to indemnify directors and officers under New York law, and insures directors and officers for losses incurred by them which may not be indemnified by the Corporation.

The Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is available without charge upon written request to the Senior Vice President--Investor Relations, Secretary & Counsel, USLIFE Corporation, 125 Maiden Lane, New York, New York 10038.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING! SHAREHOLDERS ARE URGED TO PROMPTLY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE ACT TODAY!

                          By order of the Board of Directors,

                          Richard G. Hohn
                          Senior Vice President--
                          Investor Relations, Secretary & Counsel
New York, New York
April 9, 1996

EXHIBIT A

The first paragraph of Article FOURTH of the Certificate of Incorporation of USLIFE Corporation, as amended, which reads:

"FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 70,800,000, of which 60,000,000 shares of the par value of one dollar ($1) per share shall be designated as Common Stock and 10,800,000 shares of the par value of one dollar ($1) per share shall be designated as Preferred Stock."

is amended so that it will read:

"FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 130,800,000, of which 120,000,000 shares of the par value of one dollar ($1) per share shall be designated as Common Stock and 10,800,000 shares of the par value of one dollar ($1) per share shall be designated as Preferred Stock."




xxxxxxxxxx

                                               Gordon E. Crosby, Jr.
   USLIFE CORPORATION                          Chairman of the Board
--------------------------------------------------------------------------------
          125 Maiden Lane * New York  NY  10038 4992
          212 709 6010/FAX 212 425 8006


April 9, 1996

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of USLIFE Corporation, to be held on Tuesday, May 21, 1996 at 10:30 A.M., at Pace University, Schimmel Center Auditorium, Spruce Street, New York, New York. Your Board of Directors looks forward to personally greeting those shareholders able to attend.

At the meeting, shareholders will be asked to elect five directors, to amend the Certificate of Incorporation to increase the authorized common stock and to ratify the appointment of the Corporation's independent auditor, KPMG Peat Marwick LLP.

It is important that your shares are represented and voted at the meeting. Whether or not you plan to attend the meeting, please take a moment now to sign, date and mail your proxy in the enclosed postage-paid envelope.

On behalf of your Board of Directors, thank you for your continued support.

Sincerely,

Gordon E. Crosby, Jr.

   USLIFE CORPORATION                 125 Maiden Lane, New York, New York 10038
-------------------------------------------------------------------------------
           NOTICE OF ANNUAL
           MEETING OF
           SHAREHOLDERS
           MAY 21, 1996
-------------------------------------------------------------------------------
Notice is hereby given that the Annual Meeting of Shareholders of USLIFE Corporation ("Corporation") will be held at Pace University, Schimmel Center Auditorium, Spruce Street, New York, New York on Tuesday, May 21, 1996 at 10:30 A.M., local time, for the following purposes:

Item 1. To elect five Class III directors to hold office for a three-year term;

Item 2. To act upon a proposal to amend the Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 120,000,000;

Item 3. To act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditor of the Corporation for the year 1996; and

Item 4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 29, 1996 will be entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed.

It is important for your shares to be represented and voted at the meeting. Whether or not you plan to attend and regardless of the number of shares you own, you will help the Corporation to avoid the expense of additional solicitation by promptly signing, dating and mailing the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                               By order of the Board of Directors,

                               Richard G. Hohn
                               Senior Vice President --
                               Investor Relations, Secretary & Counsel
New York, New York
April 9, 1996

["USLIFE CORPORATION" LOGO]

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Gordon E. Crosby, Jr., Greer F. Henderson and Richard G. Hohn as Proxies, each with the power to act alone and to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common and preferred stock in USLIFE Corporation which the undersigned is entitled to vote as of March 29, 1996, the record date, at the Annual Meeting of Shareholders to be held on May 21, 1996 or any adjournment thereof.


       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
            A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. ELECTION OF DIRECTORS.
    FOR all Nominees listed below           WITHHOLD AUTHORITY
    (except as marked to the                to vote for all Nominees
    contrary below)                / /      listed below               / /



   William C. Freund, Greer F. Henderson, Robert H. Osborne,
              Franklin R. Saul, Robert L. Shafer


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
             WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

             ------------------------------------------------------------------

2. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 60,000,000 TO 120,000,000.

                 / / FOR        / / AGAINST          / / ABSTAIN

                            (CONTINUED ON REVERSE)

   (Common)         (Pfd. A)          (Pfd. B)

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITOR OF THE CORPORATION.

                 / / FOR        / / AGAINST          / / ABSTAIN


4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
   UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

  This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

                                   PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.
                                   WHEN SHARES ARE HELD BY JOINT TENANTS,
                                   BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY
                                   OR AS EXECUTOR, ADMINISTRATOR, TRUSTEE
                                   OR GUARDIAN, PLEASE GIVE FULL TITLE.
                                   IF A CORPORATION, PLEASE SIGN IN FULL
                                   THE CORPORATE NAME BY PRESIDENT OR OTHER
                                   AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                   PLEASE SIGN IN PARTNERSHIP NAME BY
                                   AUTHORIZED PERSON.

                                   ............................................
                                                    Signature

                                   ............................................
                                           Signature if held jointly

                                   Dated:................................, 1996


          PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING
                            THE ENCLOSED ENVELOPE.

                              USLIFE CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gordon E. Crosby, Jr., Greer F. Henderson and Richard G. Hohn as Proxies, each with the power to act alone and to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse, all the shares of common and preferred stock in USLIFE Corporation which the undersigned is entitled to vote as of March 29, 1996, the record date, at the Annual Meeting of Shareholders to be held on May 21, 1996 or any adjournment thereof.



------------------------------------------------------
THIS SPACE IS PROVIDED FOR COMMENTS/ADDRESS CHANGE:
PLEASE MARK /X/ COMMENTS/ADDRESS BOX ON REVERSE

                                       THIS PROXY IS CONTINUED ON THE REVERSE.

                                             PLEASE SIGN ON THE REVERSE
                                                 AND RETURN PROMPTLY.

                      FOLD AND DETACH HERE

                             USLIFE CORPORATION             Please mark   /X/
                                                           your votes as
                                                            indicated in
                                                            this example

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN
ITEM 1 AND FOR THE PROPOSALS REFERRED TO IN ITEMS 2 AND 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEMS 1,2 AND 3.

                            PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY
-------------------------------------------------------------------------------
Item 1. ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS:
William C. Freund, Greer F. Henderson, Robert H. Osborne, Franklin R. Saul, Robert L. Shafer

     FOR ALL          WITHHOLD               WITHHOLD FOR THE FOLLOWING ONLY
     NOMINEES         FOR ALL                (WRITE THE NAME OF THE NOMINEE(S)
                      NOMINEES                   IN THE SPACE BELOW)
        / /             / /
                                             ---------------------------------


Item 2. Proposal to amend the Certificate of       FOR      AGAINST     ABSTAIN
        Incorporation to increase the number       / /        / /         / /
        of authorized shares of common stock
        from 60,000,000 to 120,000,000


Item 3. Proposal to ratify the appointment of      FOR      AGAINST     ABSTAIN
        KPMG Peat Marwick as independent           / /        / /         / /
        auditor of the Corporation.

-------------------------------------------------
                 WILL ATTEND
                ANNUAL MEETING
                     / /

           COMMENTS/ADDRESS CHANGE
               SEE REVERSE SIDE
                     / /
-------------------------------------------------
Item 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Signature ____________________ Signature ____________________ Date _________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.